Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(584,880)
Unrealized Gain (Loss) on Market Value of Futures	661,640
Dividend Income	496
Interest Income	28
Total Income (Loss)	$77,284

Expenses
Investment Advisory Fee	$7,126
Brokerage Commissions	522
Non-interested Directors' Fees and Expenses	68
Other Expenses	17,515
Total Expenses	25,231
Expense Waiver	(16,082)
Net Expenses	$9,149
Net Gain (Loss)	$68,135

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/10	$11,058,503
Net Gain (Loss)	68,135

Net Asset Value End of Period	$11,126,638
Net Asset Value Per Unit (200,000 Units)	$55.63

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502